SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2003

GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut	06828-0001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 373-2211

Item 5. Other Events

     The information included in this Form 8-K affects only disclosures related to segment results, and does not in any way restate or revise the financial position, results of operations or cash flows in any reported Statement of Financial Position, Statement of Earnings or Statement of Cash Flows of General Electric Company ("GE") and consolidated affiliates, or the consolidating financial statements of GE or GE Capital Services, Inc. ("GE Capital").

     GE Capital historically has issued about $8 of debt for each $1 of equity -- a "leverage ratio" of 8:1. For purposes of measuring segment profit, each of our financial services businesses was also assigned debt and interest costs on the basis of that consolidated 8:1 leverage ratio. In evaluating expected returns on potential investments, however, we also used businesses-specific, market-based leverage ratios. As disclosed in our 2002 Annual Report on Form 10-K, as of January 1, 2003, we extended the business-specific, market-based leverage to the performance measurement of each of our financial services businesses and, consequently, to the definition of segment profit. As a result, at January 1, 2003, debt of $12.5 billion previously allocated to the financial services segments was allocated to the All Other GECS segment. At the same time, we revised our historical techniques for allocating shared costs and unusual items to financial services businesses. In addition, certain operations were aligned to other businesses to conform to our management of such businesses. The most significant of these alignments was the transfer of a portion of the IT Solutions business previously reported in the All Other GECS segment to Vendor Financial Services within the Commercial Finance segment. In this Form 8-K, we disclose the effect of the releveraging of the financial services businesses, and the other changes discussed above, on the performance of businesses units within each of the financial services reporting segments.

     In addition, as a result of changes in the way that senior management evaluates and operates the company's industrial businesses, we have increased the number of reportable segments from twelve to fourteen. Specifically, Plastics and Specialty Materials will no longer be aggregated into a Materials segment and Transportation Systems will be disaggregated from Industrial Products and Services. Also as a result of the sale of 90% of Global eXchange Services (GXS) in 2002, the Technical Products and Services segment is currently composed solely of Medical Systems. Prior period results of GXS will be presented as part of Corporate items for greater comparability of Medical Systems' results.

     As required by Statement of Financial Accounting Standards (SFAS) No. 131, consolidated financial statements issued by GE in the future will reflect modifications to our reportable segments resulting from these organizational changes, including reclassification of all comparative prior period segment information. Accordingly, in this Form 8-K, we are providing the required reclassified information about these reorganizations as they related to prior periods.

     The attached exhibits provide two views of the reclassifications resulting from the organizational and measurement changes. Exhibits 99(a) and 99(b) set out the portions of GE's 2002 Form 10-K that are affected by these changes. Exhibit 99(c) sets out 2002 unaudited financial services segment data by quarter, including the effect of the financial services releveraging on the performance of business units within each segment. Exhibit 99(d) contains the complete set of consolidated financial statements from GE's 2002 Form 10-K for which the segment information has been reclassified to conform to the new segment presentation. These financial statements, conformed for the changes, will become our historical financial statements.

Exhibits:

99(a)	Description of Business under Item 1 of GE's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, conformed to reflect organizational changes.

99(b)

Management's Discussion and Analysis of Results of Operations under Item 7 of GE's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and notes 10, 16 and 27, conformed to reflect the organizational changes and the segment performance measurement changes (pages 5-42, 70, 79-80, 98-99 and 110-111).

99(c)	Financial services 2002 unaudited operating segment results by quarter.

99(d)

Audited consolidated financial statements of GE for the fiscal year ended December 31, 2002, conformed to reflect the organizational changes and the segment performance measurement changes. Also included is the independent auditors' report dated February 7, 2003, except as to notes 10,  16 and 27, which are as of April 10, 2003.

99(e)	Consent of KPMG LLP.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL ELECTRIC COMPANY
By:	/s/ Philip D. Ameen

Philip D. Ameen Vice President and Comptroller

 Date: April 10, 2003